UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Netherlands Antilles	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

Effective September 22, 2010, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Schlumberger Limited (the “Company”), the Board appointed Elizabeth Anne Moler as a new director in accordance with the Company’s bylaws. Ms. Moler, whose appointment fills a vacancy on the Board, will serve as a director until the next annual meeting of the Company’s stockholders.

The Board expects to appoint Ms. Moler to one or more committees of the Board at a later date. As of the time of the filing of this Report, the Board has not determined Ms. Moler’s initial committee assignments, and the Company has not determined whether Ms. Moler or any member of her immediate family has any material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. The Company will provide the foregoing information by filing an amendment to this Report after the information is determined or becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild
Howard Guild
Chief Accounting Officer

Date: September 24, 2010

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